UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 22, 2012

STEREOTAXIS, INC. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)

000-50884	94-3120386

(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108

(Address of Principal Executive Offices) (Zip Code)

(314) 678-6100

____________________________________________________________________________________________________________

(Registrant's Telephone Number, Including Area Code)

______________________________________________________________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 22, 2012, Stereotaxis, Inc. (the “Company”) held its Annual Meeting of Stockholders. Stockholders were asked to consider and act upon:

(1)	The election of two directors as Class II Directors to serve until the Company’s 2015 Annual Meeting;

(2)	A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2012;

(3)	A proposal to approve, by non-binding vote, executive compensation; and

(4)	A proposal to approve the Stereotaxis, Inc. 2012 Stock Incentive Plan.

The votes for, withheld, against, abstentions, and broker non-votes, where applicable, for each matter are set out below.

(1)	Election of Directors:

	Name of Nominee	Votes For	Votes Withheld	Votes Abstain	Broker Non-Votes

	Joseph D. Keegan	48,543,650	782,683	0	17,501,110

	Robert J. Messey	39,628,924	9,697,409	0	17,501,110

(2)	Proposal regarding ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2012:

	Number of Votes For:	66,068,277

	Number of Votes Against:	713,935

	Number of Votes Abstain:	45,231

	Number of Non-Votes:	0

(3)	Proposal to approve, by non-binding vote, executive compensation:

	Number of Votes For:	47,669,087

	Number of Votes Against:	1,454,459

	Number of Votes Abstain:	202,787

	Number of Non-Votes:	17,501,110

(4)	Proposal to approve the Stereotaxis, Inc. 2012 Stock Incentive Plan:

	Number of Votes For:	47,545,879

	Number of Votes Against:	1,633,905

	Number of Votes Abstain:	146,549

	Number of Non-Votes:	17,501,110

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: August 24, 2012	By:	/s/ Karen Witte Duros

	Name:	Karen Witte Duros
	Title:	Sr. Vice President, General Counsel